SCHEDULE 14-A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
Portec Rail Products, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement)

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May 8, 2006

Dear Shareholder:

We cordially invite you to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Portec Rail Products, Inc. (the “Company”). The Annual Meeting will be held at the Radisson Hotel, 1001 Third Avenue, Huntington, West Virginia 25701, at 10:00 a.m., local time, on June 8, 2006.

The enclosed Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions that shareholders may have. Also enclosed for your review is our Annual Report to Shareholders, which contains detailed information concerning the activities and operating performance of the Company.

The business to be conducted at the Annual Meeting consists of the election of eleven (11) directors to the Board of Directors of the Company, the ratification of the appointment of BKD, LLP as independent registered public accounting firm for the Company for the year ending December 31, 2006, and the approval of the Portec Rail Products, Inc. 2006 Stock Option Plan. The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board of Directors recommends a vote “FOR” the election of directors and “FOR” each matter to be considered at the Annual Meeting.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. You may also vote your shares by telephone or internet using the instructions on the enclosed proxy or voting instruction card (if those options are available to you). This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

John S. Cooper
President and Chief Executive Officer

Portec Rail Products, Inc.
900 Old Freeport Road
Pittsburgh, Pennsylvania 15238-8250
(412) 782-6000

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
To Be Held On June 8, 2006

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Portec Rail Products, Inc. (the “Company”) will be held at the Radisson Hotel, 1001 Third Avenue, Huntington, West Virginia 25701 at 10:00 a.m., local time, on June 8, 2006.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is being held for the purpose of considering and acting upon:

1.	the election of eleven (11) directors to the Board of Directors;

2.	the ratification of the appointment of BKD, LLP as independent registered public accounting firm for the Company for the year ending December 31, 2006;

3.	the approval of the Portec Rail Products, Inc. 2006 Stock Option Plan; and

such other matters as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which the Annual Meeting may be adjourned. Shareholders of record at the close of business on April 24, 2006 are the shareholders entitled to vote at the Annual Meeting and any adjournments thereof.

A list of shareholders entitled to vote at the Annual Meeting will be available at the Company’s main office located at 900 Old Freeport Road, Pittsburgh, Pennsylvania 15238 for the period beginning two days after notice of the Annual Meeting is given through the date of the Annual Meeting. It also will be available for inspection at the Annual Meeting itself.

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER FOR YOU TO VOTE IN PERSON AT THE ANNUAL MEETING.

By Order of the Board of Directors

Kirby J. Taylor
Corporate Secretary

Pittsburgh, Pennsylvania
May 8, 2006

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE OR OVER THE INTERNET IF TELEPHONE OR INTERNET VOTING IS AVAILABLE TO YOU. VOTING INSTRUCTIONS ARE PRINTED ON THE PROXY CARD OR VOTING INSTRUCTION CARD SENT TO YOU.

PROXY STATEMENT

Portec Rail Products, Inc.
900 Old Freeport Road
Pittsburgh, Pennsylvania 15238-8250
(412) 782-6000

ANNUAL MEETING OF SHAREHOLDERS
June 8, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Portec Rail Products, Inc. (the “Company”) to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”), which will be held at the Radisson Hotel, 1001 Third Avenue, Huntington, West Virginia 25701, on June 8, 2006, at 10:00 a.m., local time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about May 8, 2006.

REVOCATION OF PROXIES

Shareholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

Proxies may be revoked by sending written notice of revocation to the Secretary of the Company at the address shown above, delivering to the Company a duly executed proxy bearing a later date, or attending the Annual Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting. The presence at the Annual Meeting of any shareholder who had returned a proxy shall not revoke such proxy unless the shareholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

VOTING SECURITIES AND VOTING PROCEDURES

Holders of record of the Company’s common stock, par value $1.00 per share (the “Common Stock”), as of the close of business on April 24, 2006 (the “Record Date”) are entitled to one vote for each share then held, except as described below. As of the Record Date, the Company had 9,594,363 shares outstanding and entitled to vote. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Broker non-votes and proxies marked ABSTAIN will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote FOR the election of the eleven (11) nominees proposed by the nominating committee of the Board of Directors or to WITHHOLD AUTHORITY to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Under the West Virginia Business Corporation Act, in the election of directors, holders of Common Stock possess cumulative voting rights. They have as many votes as the number of shares owned, multiplied by the number of directors to be elected, and may either accumulate all votes for one candidate or distribute those votes among as many candidates as the shareholder may choose. For all other purposes, each share of Common Stock is entitled to one vote.

As to each of 1) the ratification of the appointment of the independent auditors and 2) the approval of the Portec Rail Products, Inc. 2006 Stock Option Plan, the proxy card being provided by the Board of Directors enables a shareholder to: (i) vote FOR the proposal; (ii) vote AGAINST the proposal; or (iii) ABSTAIN from voting on the proposal. The ratification of the appointment of the independent auditors and the approval of the Portec Rail Products, Inc. 2006 Stock Option Plan must each be approved by the affirmative vote of a majority of the votes cast without regard to broker non-votes or proxies marked ABSTAIN.

Proxies solicited hereby will be returned to the Company and will be tabulated by an inspector of election designated by the Company’s Board of Directors. You may vote your shares:

•	By Internet. Vote at the Internet address shown on your proxy card. The Internet voting system is available 24 hours a day until 6:00 a.m., Eastern Time, on June 8, 2006. Once you are into the Internet voting system, you can record and confirm (or change) your voting instructions.

•	By telephone. Use the toll free telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 6:00 a.m., Eastern Time, on June 8, 2006. Once you are into the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

•	By mail. Mark and sign the enclosed proxy card and return it in the enclosed postage-paid envelope. All properly executed proxies will be voted in accordance with the instructions marked on the proxy card. If you return an executed proxy card without marking your instructions, your executed proxy will be voted “FOR” the proposals identified in the preceding Notice of Annual Meeting of Shareholders. Returning a proxy card will not prevent you from voting in person if you attend the annual meeting.

Alternatively, you may attend the annual meeting and vote in person. If you are a stockholder whose shares are not registered in your own name, you will need an assignment of voting rights or a proxy from your stockholder of record to vote personally at the annual meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Persons and groups who beneficially own in excess of five percent of the Common Stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership. The following table sets forth, as of the Record Date, the shares of Common Stock beneficially owned by each person who was the beneficial owner of more than five percent of the Company’s outstanding shares of Common Stock, as well as the shares owned by the Company’s directors and executive officers as a group.

	Amount of Shares
	Owned and Nature	Percent of Shares
Name and Address of	of Beneficial	of Common Stock
Beneficial Owners	Ownership(1)	Outstanding

All Directors and Executive Officers	3,231,939	33.7%
as a Group (16 persons)

Principal Shareholders:

Marshall T. Reynolds(2)	1,088,818	11.3%
P.O. Box 4040
Huntington, WV 25729

Daniel P. Harrington(3)	745,446	7.8%
30195 Chagrin Boulevard
Suite 310
Pepper Pike, OH 44124

Harold D. and Sharron A. Harrison(4)	612,112	6.4%
685 Spring Street
Friday Harbor, WA 98250

Cannell Capital LLC(5)	501,859	5.2%
150 California Street
Fifth Floor
San Francisco, CA 94111

Jeffrey Gendell(6)	495,183	5.2%
Tontine Capital Partners, L.P.
31 West 52nd Street
17th Floor
New York, NY 10019

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table of any shares of common stock if he has sole or shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2)	Mr. Reynolds has sole voting and investment power over all reported shares, except for 22,246 shares that are beneficially owned by Mr. Reynolds’ spouse.

(3)	Mr. Harrington’s beneficial ownership includes shared voting and investment power over 699,446 shares held by TVI Corp., of which Mr. Harrington is President and Chief Executive Officer, and sole voting and investment power over 46,000 shares held by the Gates Mills Family Partnership, of which Mr. Harrington is the general partner.

(4)	Harold and Sharron Harrison, who are husband and wife, each individually own 306,056 or 3.2% of the total outstanding shares. Each individual controls the voting and investment power for their respective shares.

(5)	Based on Schedule 13g filed with the Securities and Exchange Commission on November 21, 2005. Cannell Capital LLC claims shared voting and investment powers over such shares.

(6)	Based on Schedule 13g filed with the Securities and Exchange Commission on July 25, 2005. Mr. Gendell claims shared voting and investment power over such shares.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Board of Directors currently is composed of 11 members. Under applicable law, the Company’s directors are to be elected annually. Directors of the Company are generally elected to serve for a one-year period and until their respective successors shall have been elected and shall qualify. The nominating committee of the Board of Directors has nominated to serve as directors each of the nominees listed in the table below, each of whom is currently a member of the Board of Directors and each of whom has been nominated to serve for a one-year period and until his successor has been elected and shall qualify.

The table below sets forth certain information regarding the composition of the Company’s Board of Directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

					Shares of Common
				Current	Stock Beneficially
			Director	Term to	Owned on Record		Percent
Names and Address(1)	Age(2)	Positions Held	Since	Expire	Date(3)		of Class

Directors/Nominees:

Marshall T. Reynolds	69	Chairman of the Board	1997	2006	1,088,818	(4)	11.3%

John S. Cooper	71	Director, President and Chief Executive Officer	1997	2006	120,600		1.3

Carl M. Callaway	69	Director	2004	2006	—		—

Philip E. Cline	73	Director	1998	2006	144,671		1.5

Daniel P. Harrington	50	Director	1998	2006	745,446	(5)	7.8

A. Michael Perry	69	Director	2004	2006	—		—

Douglas V. Reynolds	30	Director	1998	2006	434,646	(6)	4.6

Neal W. Scaggs	70	Director	1998	2006	242,246		2.5

Phillip Todd Shell	37	Director	2005	2006	10,000		0.1

Kirby J. Taylor	60	Director and Corporate Secretary	1997	2006	20,500		0.2

Thomas W. Wright	54	Director	2004	2006	255,796	(7)	2.7

Executive Officers Who Are Not Directors

Gary Bale	46	Managing Director, Portec Rail Products (UK) Ltd.	N/A	N/A	—		—

Richard J. Jarosinski	52	Group Vice President	N/A	N/A	40,600	(8)	0.4

Konstantinos Papazoglou	53	Group Vice President	N/A	N/A	50,000	(9)	0.5

Lucian J. Sieja	64	President, Shipping Systems Division	N/A	N/A	78,616		0.8

John N. Pesarsick	39	Chief Financial Officer	N/A	N/A	—		—

All Directors and Executive Officers as a Group (16 persons)					3,231,939		33.7%

(1)	The mailing address for each person listed is 900 Old Freeport Road, Pittsburgh, Pennsylvania 15238-8250.

(2)	As of March 31, 2006.

(3)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table of any shares of common stock if he has sole or shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(4)	Mr. Reynolds has sole voting and investment power over all reported shares, except for 22,246 shares that are beneficially owned by Mr. Reynolds’ spouse.

(5)	Mr. Harrington’s beneficial ownership includes shared voting and investment power over 699,446 shares held by TVI Corp., of which Mr. Harrington is President and Chief Executive Officer, and sole voting and investment power 46,000 shares held by the Gates Mills Family Partnership, of which Mr. Harrington is the general partner.

(6)	Mr. Reynolds has sole voting and investment power over all reported shares, except for 24,000 shares held in an irrevocable trust, as to which Mr. Reynolds has shared voting and investment power.

(7)	Mr. Wright’s beneficial ownership includes 255,500 shares held by the Wright Family Partnership, of which Mr. Wright is the general partner. Mr. Wright has sole voting and investment power over all such shares.

(8)	Mr. Jarosinski disclaims any interest in the voting and investment power over 25,600 shares.

(9)	Mr. Papazoglou has sole voting and investment power over all reported shares, except for 7,000 shares beneficially owned by Mr. Papazoglou’s spouse.

Directors

The principal occupation during the past five years of each director and executive officer of the Company is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated.

Marshall T. Reynolds has served as Chairman of the Board of Directors of the Company since December 1997. Mr. Reynolds has served as Chief Executive Officer and Chairman of the Board Directors of Champion Industries, Inc., a commercial printer, business form manufacturer and supplier of office products and furniture, from 1992 to the present, and sole shareholder from 1972 to 1993; President and General Manager of The Harrah & Reynolds Corporation, from 1964 (and sole shareholder since 1972) to present; Chairman of the Board of Directors of the Radisson Hotel in Huntington, West Virginia; and Chairman of the Board of Directors of McCorkle Machine and Engineering Company in Huntington, West Virginia. Mr. Reynolds also serves as a Director of the Abigail Adams National Bancorp, Inc. in Washington, D.C.; Chairman of the Board of Directors of First Guaranty Bank in Hammond, Louisiana; and Chairman of the Board of Directors of Premier Financial Bancorp in Huntington, West Virginia. Mr. Reynolds is the father of Douglas V. Reynolds, a director of Portec Rail Products, Inc.

John S. Cooper has served as President and Chief Executive Officer and a member of the Board of Directors of the Company since 1997. Mr. Cooper was hired by the Company’s predecessor in July 1979 as Division Vice President of Operations of the Company’s Railcar Division. Mr. Cooper became Division Vice President and General Manager of the Railcar Division in August 1980, Vice President and Group Executive in June 1983, Vice President and General Manager of the Railway Maintenance Products Division in April 1985, Senior Vice President and Group Executive of the Railroad Group in February 1987 and President, Chief Executive Officer and a member of the Board of Directors of the Company in December 1997. Prior to his employment with the Company, he worked for the American Bridge Division of United States Steel Corporation for 23 years. Mr. Cooper received his degree in civil engineering from Pennsylvania State University.

Carl M. Callaway has served as a member of the Board of Directors of the Company since December 2004. Mr. Callaway has been retired since 1988, but previously served as Executive Vice President and Chief Financial Officer of Steel of West Virginia, Inc. from 1982 to 1988. Prior to joining Steel of West Virginia, Inc., Mr. Callaway was a Partner in the firm of Callaway, Trainor and Wright, Certified Public Accountants.

Philip E. Cline has served as a member of the Board of Directors of the Company since January 1998. Since June 2001, Mr. Cline has served as the President of River City Associates, Inc. and General Manager of the Radisson Hotel in Huntington, West Virginia. He served as President of Monumental Concrete from June 1999 to June 2001. Mr. Cline served as President and Chief Executive Officer of Broughton Foods Company from November 1996 to June 1999. He was employed in various capacities, including Vice President and Treasurer, Executive Vice President and Consultant by J. H. Fletcher & Co., a manufacturer of underground mining equipment in Huntington, West Virginia from 1968 to 1996. He presently serves on the Board of Directors of J.H. Fletcher & Co.; the Board of Directors of the Logan Corporation, a distributor of mining industrial and construction supplies; the Board of Directors of Champion Industries, Inc., and the Board of Directors of C.J. Hughes Construction Company.

Daniel P. Harrington has served as a member of the Board of Directors of the Company since January 1998. Since 1991, Mr. Harrington has served as the President, Chief Executive Officer and a director of HTV Industries, Inc., a privately held company engaged in manufacturing and investments in various industries. Mr. Harrington is President of TVI Corporation, which is a wholly owned subsidiary of HTV Industries, Inc. Mr. Harrington is a director of Biopure Corporation in Boston, Massachusetts; Churchill Downs, Inc. in Louisville, Kentucky; First Guaranty Bank in Hammond, Louisiana; and First State Financial Corporation in Sarasota, Florida.

A. Michael Perry has served as a member of the Board of Directors of the Company since April 2004. Mr. Perry served as Chief Executive Officer of Bank One West Virginia Corporation (formerly Key Centurian Bancshares, Inc.) from 1983 until his retirement in June 2001. He also served that institution as Chairman of the Board of Directors from November 1993 until June 2001, and as President from 1983 until 1993. Mr. Perry is a member of the Board of Directors of Champion Industries, Inc. and Arch Coal, Inc.

Douglas V. Reynolds has served as a member of the Board of Directors of the Company since January 1998. Mr. Reynolds has been engaged in the private practice of law since June 2003. He previously served as an attorney for the public defenders office of Cabell County from May 2001 to June 2003. Mr. Reynolds attended West Virginia University Law School from September 1999 to May 2002, and Duke University from September 1995 to May 1999. Mr. Reynolds is President of the Transylvania Corporation, Chairman of the Board of Directors of C.J. Hughes Construction Company, and a director of The Harrah & Reynolds Corporation and Abigail Adams National Bancorp, Inc. Mr. Reynolds is a graduate of Duke University and holds a law degree from West Virginia University. Mr. Reynolds is the son of Marshall T. Reynolds, the Company’s Chairman of the Board.

Neal W. Scaggs has served as a member of the Board of Directors of the Company since January 1998. Since 1961, Mr. Scaggs has served as the President of Baisden Brothers, Inc. Mr. Scaggs is a director of Champion Industries, Inc., Premier Financial Bancorp, Inc., Logan Corporation and C. J. Hughes Construction Company, and serves as Chairman of the Board of Directors of First State Financial Corporation and Bucane, Inc.

Phillip Todd Shell has served as a member of the Board of Directors of the Company since September 2005. Since 1991 Mr. Shell has held the position of Chief Investment Officer of Guyan International. Mr. Shell has also held the positions of Chief Financial Officer of Guyan Machinery since June 1997 and Chief Financial Officer of Guyan Machinery Rebuilders since 2001. Mr. Shell is a member of the Board of Directors of Guyan Machinery Rebuilders, Caspian Holdings of Delaware, Guyan Machinery Company, and Abigail Adams National Bancorp. Mr. Shell graduated from the University of Georgia in 1991, and received an MBA from Marshall University in 1996.

Kirby J. Taylor has served as the Corporate Secretary and a member of the Board of Directors of the Company since December 1997. Mr. Taylor served as President and Chief Operating Officer of Champion Industries, Inc. from September 2000 to January 2005. Mr. Taylor was President and Chief Executive Officer of Action Business Consulting, a management-consulting firm, from November 1997 to September 2000. He previously spent four years with General Electric, twenty-two years with Tenneco Inc., two years with Outboard Marine Corp. and two years with Addington Resources, Inc. Mr. Taylor is a member of the Board of Directors of C.J. Hughes Construction Company and Pritchard Electric Company, Inc.

Thomas W. Wright has served as a member of the Board of Directors of the Company since April 2004. He has served as Chief Executive Officer of NexQuest, Inc. since 1996. From 1971 to 1996, Mr. Wright was President/Owner and then President of an industrial services company. Mr. Wright is a member of the Board of Directors of Premier Financial Bancorp, Inc. He previously served as Board Chairman of Rose Hill Christian School, and Regional Vice Chairman and board member for Kentucky Chamber of Commerce. He is a former member of the Eastern Kentucky University Foundation and a former director of National City Bank.

Executive Officers of Portec Rail Products, Inc. Who Are Not Directors

Gary Bale has been the Managing Director of Portec Rail Products (UK) Ltd. since December 2001. Prior to becoming Managing Director, Mr. Bale was a senior product engineer and was previously employed by Conveyors International Ltd. since November 1983. Mr. Bale served as a member of the Board of Directors of the Company from February 2003 until May 2004.

Richard J. Jarosinski has been employed by the Company’s predecessor since 1975. In February 2005, Mr. Jarosinski assumed the position of Group Vice President and is responsible for the overall management of the Railway Maintenance Products Division (RMP), Salient Systems, Inc. and Kelsan Technologies Corp. Mr. Jarosinski previously held the title of President and General Manager of RMP since January 1998. Mr. Jarosinski served as a member of the Board of Directors of the Company from January 1998 until May 2004.

Konstantinos Papazoglou has been employed by the Company’s predecessor since 1978. In February 2005, Mr. Papazoglou assumed the position of Group Vice President and is responsible for the overall management of the Shipping Systems Division, Portec, Rail Products Ltd. and Portec Rail Products (UK) Ltd. Mr. Papazoglou previously held the title of President of Portec, Rail Products Ltd. since January 1998. Mr. Papazoglou served as a member of the Board of Directors of the Company from January 1998 until May 2004.

Lucian J. Sieja has been employed by the Company’s predecessor since 1994. Mr. Sieja has served as President and General Manager of the Shipping Systems Division since June 1994. Previously, he worked for National Castings Inc. for twenty-seven years. Mr. Sieja received his BSME/IE degree from The University of Toledo. Mr. Sieja served as a member of the Board of Directors of the Company from January 1998 until May 2004.

John N. Pesarsick has been employed by the Company since 2003. In April 2006, Mr. Pesarsick was appointed as the Chief Financial Officer of the Company, having previously served as the Company’s Corporate Controller since April 2005. Prior to April 2005, he held positions in the Corporate Accounting department of the Company. Prior to joining the Company in 2003, he was employed by NCS Healthcare, Inc. as a Regional Assistant Controller since 2000. Mr. Pesarsick is a Certified Public Accountant and holds a Bachelor’s Degree in Accounting from Robert Morris University.

Service on Public Company Boards

Mr. Marshall Reynolds is chairman of the board of directors and Messrs. Scaggs and Wright are directors of Premier Financial Bancorp, Inc. of Huntington, West Virginia, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

Messrs. Marshall Reynolds and Harrington are directors of First Guaranty Bank of Hammond, Louisiana, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

Mr. Perry is a director of Arch Coal, Inc. which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

Messrs. Marshall and Douglas Reynolds and Shell are directors of Abigail Adams National Bancorp, Inc. of Washington D.C., which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

Mr. Marshall Reynolds is chairman of the board of directors and Messrs. Cline, Perry and Scaggs are directors of Champion Industries, Inc. of Huntington, West Virginia, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

Mr. Scaggs is chairman of the board of directors and Messrs. Harrington, Marshall Reynolds, Shell and Wright are directors of First State Financial Corporation of Sarasota, Florida, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

Mr. Harrington is a director of Biopure Corporation of Cambridge, Massachusetts and Churchill Downs Inc., of Louisville, Kentucky, which have a class of securities registered pursuant to the Securities Exchange Act of 1934.

Board Independence

The Board of Directors consists of a majority of “independent directors” within the meaning of the Nasdaq corporate governance listing standards. The Board of Directors has determined that Messrs. Callaway, Harrington, Perry, Scaggs, Shell and Wright, are “independent directors” within the meaning of such standards.

The Board of Directors has recently adopted a policy that the independent directors of the Board of Directors shall meet in executive sessions periodically, which meetings may be held in conjunction with regularly scheduled board meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

The common stock of the Company is registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). The officers and directors of the Company and beneficial owners of greater than 10% of the Company’s common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the common stock. SEC rules require disclosure in the Company’s Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the Company’s common stock to file a Form 3, 4 or 5 on a timely basis. Based on our review of such ownership reports, we believe that Director Cline filed one late Form 4 with respect to a purchase of 100 shares of common stock and Director Taylor filed one late Form 4 with respect to a sale of 700 shares of common stock. Based on our review of ownership reports required to be filed for the year ended December 31, 2005, no other executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports on a timely basis.

Meetings and Committees of the Board of Directors

The Board of Directors of the Company meets quarterly, or more often as may be necessary. The Board of Directors has four standing committees: the executive committee, compensation committee, nominating committee and audit committee. The Board of Directors held four regularly scheduled meetings and one special meeting during 2005. Messrs. Perry and Scaggs attended fewer than 75% in the aggregate of the total number of board meetings held. All directors serving on the Company’s other committees attended more than 75% of the total number of committee meetings on which he served during 2005.

Executive Committee.  The executive committee generally has the power and authority to act on behalf of the Board of Directors while the Board of Directors is not in session, except as otherwise provided by law and subject at all times to the direction of the Board of Directors. The executive committee is comprised of Directors Marshall T. Reynolds (Chairman), Douglas V. Reynolds, Kirby J. Taylor and John S. Cooper. The executive committee did not meet during 2005.

Compensation Committee.  The compensation committee is responsible for recommending to the full Board of Directors the compensation of the chief executive officer and senior management, reviewing and administering overall compensation policy, including setting performance measures and goals, administering any stock-based compensation plans as may be adopted, approving benefit programs, establishing compensation of the Board of Directors and other matters of personnel policy and practice. The compensation committee is comprised of Directors Harrington (Chairman), Perry and Shell. Each member of the compensation committee is considered “independent” as defined in the NASDAQ corporate governance listing standards. The Company’s Board of Directors has adopted a written charter for the compensation committee. A copy of the compensation committee charter is also available at the Company’s website at http://www.portecrail.com. The compensation committee met once during 2005. The report of the compensation committee is included elsewhere in the proxy statement.

Nominating Committee.  The nominating committee of the Company consists of Directors Scaggs (Chairman), Shell and Wright. Each member of the nominating committee is considered “independent” as defined in the NASDAQ corporate governance listing standards. The Company’s Board of Directors has adopted a written charter for the nominating committee. A copy of the nominating committee charter is also available at the Company’s website at http://www.portecrail.com. The nominating committee met twice during 2005.

The functions of the nominating committee include the following:

•	to lead the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for shareholder approval;

•	to review and monitor compliance with the requirements for board independence;

•	to review the committee structure and make recommendations to the Board of Directors regarding committee membership; and

•	to develop and recommend to the Board of Directors for its approval a set of corporate governance guidelines.

The nominating committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board of Directors is increased, the nominating committee would solicit suggestions for director candidates from all board members. In addition, the nominating committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The nominating committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has personal and professional ethics and integrity and whose values are compatible with those of the Company;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board of Directors and its committees, which includes being available for board and committee meetings;

•	is familiar with the communities in which the Company operates and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to the Company and its shareholders; and

•	has the capacity and desire to represent the balanced, best interests of the shareholders of the Company as a group, and not primarily a special interest group or constituency.

The nominating committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards and, if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an “audit committee financial expert.”

In September 2005, the nominating committee nominated Mr. Phillip Todd Shell to be appointed director, and the Board of Directors then approved that recommendation. The nominating committee considered, among other things, the criteria listed above, including the independence of Mr. Shell, in making its recommendation to the Board of Directors.

Audit Committee.  The audit committee of the Company consists of Directors Callaway (Chairman), Harrington and Scaggs. Each member of the audit committee is considered “independent” as defined in the NASDAQ corporate governance listing standards and under SEC Rule 10A-3. The board of directors has determined that director Callaway qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the Securities and Exchange Commission. Mr. Callaway has significant experience as a result of his experience as Chief Financial Officer of Steel of West Virginia, Inc. and his experience as a Certified Public Accountant.

The audit committee meets with the Company’s financial management and independent auditors and reviews the accounting principles and the scope and control of the Company’s financial reporting practices, and makes reports and recommendations to the Board of Directors with respect to audit matters. The audit committee also has the authority to approve the annual appointment of the independent auditor for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit and evaluates with the independent auditor the Company’s annual audit and annual consolidated financial statements; and reviews with management the status of internal accounting controls and internal audit procedures and results.

The audit committee of the Company met six times during 2005. The Company’s Board of Directors has adopted a written charter for the audit committee of the Company. A copy of the audit committee charter is available at the Company’s website at http://www.portecrail.com.

Procedures for the Nomination of Directors by Shareholders

The nominating committee has adopted procedures for the submission of director nominees by shareholders. If a determination is made that an additional candidate is needed for the Board of Directors, the nominating committee will consider candidates submitted by the Company’s shareholders. Shareholders can submit the names of qualified candidates for director by writing to our Corporate Secretary at 900 Old Freeport Road, Pittsburgh, Pennsylvania 15238-8250. The Corporate Secretary must receive a submission not less than forty-five (45) days prior to the date of the Company’s proxy materials for the preceding year’s annual meeting. The submission must include the following information:

•	a statement that the writer is a shareholder and is proposing a candidate for consideration by the nominating committee;

•	the name and address of the shareholder as they appear on the Company’s books and number of shares of the Company’s common stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);

•	the name, address and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the shareholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	a statement detailing any relationship between the candidate and the Company;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company;

•	detailed information about any relationship or understanding between the proposing shareholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a shareholder for presentation by the shareholder at an annual meeting of shareholders will also need to comply with any additional procedural and informational requirements adopted by the Company in the future.

Shareholder Communications with the Board

A shareholder of the Company who wants to communicate with the Board of Directors or with any individual director can write to the Corporate Secretary of the Company at 900 Old Freeport Road, Pittsburgh, Pennsylvania 15238-8250, Attention: Board Administration. The letter should indicate that the author is a shareholder of the Company and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, i.e. where it is a request for information about the Company or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each board meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

Code of Ethics

The Board of Directors adopted a Code of Business Conduct and Ethics that applies to all of the Company’s officers, directors and employees, and a Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer (collectively the “Codes”). The Codes are intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws. A copy of the Code of Ethics is available on the Company’s website at http://www.portecrail.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company’s website.

Audit Committee Report

In accordance with rules established by the SEC, the audit committee of the Company has prepared the following report for inclusion in this proxy statement:

As part of its ongoing activities, the audit committee has:

•	reviewed and discussed with management and the independent registered public accounting firm the Company’s audited consolidated financial statements for the year ended December 31, 2005;

•	discussed with the independent registered public accounting firm of the Company the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•	received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. In addition, the Audit Committee appointed BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006, subject to the ratification of this appointment by the shareholders.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

Carl M. Callaway (Chairman)
Daniel P. Harrington
Neal W. Scaggs

Stock Performance Graph

The following graph demonstrates a comparison of total cumulative returns for the Company’s common stock, the Dow Jones U.S. Industrial Transportation Index, and the NASDAQ Composite Index. The graph assumes an investment of $100 on January 27, 2004 in the Company’s common stock and in each of the stocks comprising the indices. Each of the indices assumes that all dividends were reinvested and that the investment was maintained to and including December 31, 2005, the end of the Company’s 2005 fiscal year.

	Period Ending
Index	01/27/04	06/30/04	12/31/04	06/30/05	12/31/05
Portec Rail Products, Inc.	100.00	83.01	110.01	115.37	141.21
NASDAQ Composite	100.00	96.97	103.33	98.03	105.58
Dow Jones Transportation Index	100.00	105.99	126.29	116.60	141.01

Compensation Committee Interlocks and Insider Participation

Under the policies of the Board of Directors of the Company, the full Board of Directors of the Company approves the salaries to be paid each year to the chief executive officer and senior management of the Company, based on the recommendations of the compensation committee. The compensation committee is comprised of independent directors. Under the board’s policies, Mr. Cooper, and any other director who is also an executive officer of the Company, will not participate in the Board of Director’s determination of compensation for their respective offices.

Report of the Compensation Committee on Executive Compensation

Under rules established by the SEC, the Company is required to provide certain data and information regarding compensation and benefits provided to its chief executive officer and other executive officers. The disclosure requirements for the chief executive officer and other executive officers include a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the compensation committee of the Board of Directors has prepared the following report for inclusion in this proxy statement.

The role of the compensation committee is to annually review the compensation levels of the executive officers and recommend changes to the Board of Directors. The compensation committee is composed entirely of outside, non-employee directors. It is intended that the executive compensation program will enable the Company to attract, develop and retain talented executive officers who are capable of maximizing the Company’s performance for the benefit of the shareholders. The compensation committee has adopted a compensation strategy that seeks to provide competitive, performance-based compensation strongly aligned with the financial and stock performance of the Company. The compensation program has two key elements of total direct compensation: base salary, and annual incentive compensation. The third element of the compensation program is benefits.

While the compensation committee does not use strict numerical formulas to determine changes in compensation for the chief executive officer and other executive officers, and while it weighs a variety of different factors in its deliberations, it has emphasized and expects to continue to emphasize the profitability and scope of the Company’s operations, the experience, expertise and management skills of the executive officers and their roles in the future success of the Company, as well as compensation surveys prepared by professional firms to determine compensation paid to executives performing similar duties for similarly-sized corporations. While each of the quantitative and non-quantitative factors described above was considered by the compensation committee, such factors were not assigned a specific weight in evaluating the performance of the chief executive officer and other executive officers. Rather, all factors were considered.

Base salary and changes to base salary reflect a variety of factors including the results of the independent review of the competitiveness of the total compensation program, contribution to the long-term goals of the Company, recent results, the Company’s image, work environment, performance targets and affordability.

Payouts under the Company’s annual incentive compensation program are based on a percentage of the operating profits of the Company and its business units. Individual payouts are a function of the Company’s financial performance and the performance of the individual executive. The compensation committee believes that this funding formula provides a direct link between financial performance and actual compensation.

This report has been provided by the compensation committee:

Daniel P. Harrington (Chairman)
A. Michael Perry
Philip Todd Shell

Director Compensation

Directors of the Company, other than directors who also serve as executive officers of the Company, are paid $500 for each meeting of the Board of Directors that they attend. No committee fees have been paid. All directors are entitled to be reimbursed for their expenses incurred while attending meetings of the Board of Directors.

Executive Compensation

The following table sets forth for the years ended December 31, 2005, 2004 and 2003, certain information as to the total remuneration paid by the Company to its chief executive officer, as well as to the four most highly compensated executive officers of the Company, other than the chief executive officer, who received total annual compensation in excess of $100,000. Each of the individuals listed in the table below are referred to as a named executive officer.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation
					Awards		Payouts
		Annual Compensation			Restricted
				Other Annual	Stock	Options/		All Other
	Fiscal	Salary	Bonus(1)	Compensation(2)	Award(s)	SARs	LTIP	Compensation(3)
Name and Principal Position	Year	($)	($)	($)	($)	(#)	Payouts	($)

John S. Cooper	2005	$147,000	$74,000	$52,400	$	—	—	$12,800	(4)
President and Chief	2004	140,000	70,000	52,400	—	—	—	8,400	(4)
Executive Officer	2003	106,700	50,000	52,400	—	—	—	1,900	(4)

Konstantinos Papazoglou	2005	137,400	68,700	—	—	—	—	10,300	(5)
Group Vice President	2004	124,200	61,100	—	—	—	—	10,300	(5)
	2003	112,100	50,500	—	—	—	—	9,000	(5)

Richard J. Jarosinski	2005	134,000	67,000	—	—	—	—	11,600	(4)
Group Vice President	2004	120,000	60,000	—	—	—	—	7,800	(4)
	2003	112,400	53,000	—	—	—	—	2,000	(4)

Lucian J. Sieja	2005	122,700	37,300	—	—	—	—	8,900	(4)
President and General Manager,	2004	119,100	25,100	—	—	—	—	7,800	(4)
Shipping Systems Division	2003	116,900	15,900	—	—	—	—	2,000	(4)

Gary Bale	2005	106,900	43,500	—	—	—	—	9,700	(6)
Managing Director	2004	101,300	23,200	—	—	—	—	8,400	(6)
Portec Rail Products (UK) Ltd.	2003	78,700	17,800	—	—	—	—	8,600	(6)

(1)	Bonus earned in year indicated, but paid in the first quarter of the subsequent year.

(2)	Represents taxable pension payments from the Portec Rail Products, Inc. Retirement Plan, a defined benefit plan sponsored by the Company.

(3)	The Company provides certain of its executive officers with non-cash benefits and perquisites, such as the use of employer-owned or leased automobiles. Management believes that the aggregate value of these benefits for fiscal 2005, 2004 and 2003 did not, in the case of any executive officer, exceed $50,000 or 10% of the aggregate salary and annual bonus reported for him in the Summary Compensation Table.

(4)	Amounts represent employer contributions under the Company’s 401(k) retirement plan.

(5)	Amounts represent employer contributions under a defined contribution plan.

(6)	Amounts represent employer contributions under private healthcare and defined contribution plans.

Benefits

Incentive Compensation.  The Company provides its employees with incentive compensation based on a percentage of the operating profits of the Company and its business units, although incentive compensation is not made pursuant to a formal written plan. The incentive payouts for the Railway Maintenance Products Division and Portec Rail Products (UK) Ltd. are determined as a percentage of the division’s operating profits in excess of certain performance criteria, which may change from year to year. The aggregate bonus pool is then divided by the total payroll for each division and the resulting percentage is paid as a bonus to each employee. For other divisions, a bonus pool is awarded to the division president and distributed to division employees at the discretion of the division president, after an informal review by the chief executive officer of the Company. All incentive plan payouts and bonus pools are approved by the compensation committee of the Board of Directors of the Company.

Defined Benefit Pension Plans.  The Company maintains the Portec Rail Products, Inc. Retirement Plan (the “Retirement Plan”), which is a qualified, tax-exempt defined benefit pension plan that covers a significant number of our United States employees, former employees and retirees. In August 2003, the Retirement Plan was amended to freeze additional benefit accruals and credited service as of December 31, 2003. The normal form of benefit from the Retirement Plan for a single participant is a life annuity, or for a married participant, a qualified joint and survivor annuity. As of December 31, 2003, the date of the freezing of the Retirement Plan, Messrs. Jarosinski and Sieja had vested monthly pension benefits of $5,105 and $1,692, respectively.

The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 2005, expressed in the form of a single life annuity for the average salary and benefit classifications specified below.

Salary Benefit:	Years of Benefit Service
Average Salary	5 Years	10 Years	15 Years	20 Years	25 Years	30 Years

$ 20,000	$1,400	$2,800	$4,200	$5,600	$7,000	$8,400
$ 30,000	$2,100	$4,200	$6,300	$8,400	$10,500	$12,600
$ 40,000	$2,800	$5,600	$8,400	$11,200	$14,000	$16,800
$ 50,000	$3,621	$7,241	$10,862	$14,483	$18,103	$21,724
$ 60,000	$4,521	$9,041	$13,562	$18,083	$22,603	$27,124
$ 75,000	$5,871	$11,741	$17,612	$23,483	$29,353	$35,224
$100,000	$8,121	$16,241	$24,362	$32,483	$40,603	$48,724
$150,000	$12,621	$25,241	$37,862	$50,483	$63,103	$75,724

For the plan year ended December 31, 2005, there was no minimum contribution required to be funded by the Company to its Retirement Plan. As of December 31, 2003, the date of the freezing of the Retirement Plan, Messrs. Jarosinski and Sieja had 28 and 9 years of service, respectively.

Equity Compensation Plan Information.  As of December 31, 2005, the Company did not have any equity compensation plans under which the Company’s common stock is authorized for issuance.

Certain Relationships and Related Transactions

Since January 1, 2005, the beginning of our last fiscal year, we and our subsidiaries have not had any transaction or series of transactions, or business relationships, nor are any such transactions or relationships proposed, in which the amount involved exceeds $60,000 and in which our directors, executive officers or 5% or more shareholders have a direct or indirect material interest.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The audit committee of the Company has approved the appointment of BKD, LLP to be the Company’s independent registered public accounting firm for the 2006 fiscal year, subject to the ratification of the appointment by the Company’s shareholders. At the Annual Meeting, shareholders will consider and vote on the ratification of the appointment of BKD, LLP for the Company’s fiscal year ending December 31, 2006. A representative of BKD, LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he so desires.

Set forth below is certain information concerning aggregate fees billed for professional services rendered during fiscal years 2005 and 2004 by BKD, LLP, the Company’s principal accounting firm.

	2005	2004

Audit Fees	$152,105	$152,907
Audit-related Fees	8,168	3,323
Tax Fees	92,460	71,862
All Other Fees	16,812	211,884

Total Fees	$269,545	$439,976

Audit Fees.  Includes audit fees for 2005 and 2004, in addition to fees for SAS 100 reviews of Form 10-Q, including expenses.

Audit-related Fees.  Includes fees for accounting research and review of Form 8-K filings.

Tax Fees.  Includes fees for tax return preparation, tax research and foreign tax advice.

All Other Fees.  For 2005 this includes education with compliance efforts towards Sarbanes-Oxley Section 404 requirements and due diligence assistance. For 2004, this includes fees billed for due diligence procedures performed in connection with the acquisitions of Salient Systems, Inc. and Kelsan Technologies Corp. in 2004; fees for services rendered in connection with the Company’s initial public offering of common stock in 2004; audit of Salient Systems, Inc.’s financial statements required for Form S-4; assistance with Form S-4; review of Salient Systems, Inc.’s financial statements as of June 30, 2004 and June 30, 2003.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The audit committee adopted a policy requiring pre-approval of all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The audit committee has delegated pre-approval authority to its chairman when expedition of services is necessary. The independent auditors and management are required to periodically report to the full audit committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

In order to ratify the appointment of BKD, LLP as the independent registered public accounting firm for the Company for the 2006 fiscal year, the proposal must receive the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BKD, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2006 FISCAL YEAR.

PROPOSAL 3 — APPROVAL OF THE PORTEC RAIL PRODUCTS, INC.
2006 STOCK OPTION PLAN

The Board of Directors has adopted, subject to stockholder approval, the Portec Rail Products, Inc. 2006 Stock Option Plan (the “Option Plan”). The Option Plan is intended to provide officers and employees of the Company with additional incentives to promote the growth and performance of the Company and to more closely align their interests with those of shareholders. The following is a summary of the material features of the Option Plan, which is qualified in its entirety by reference to the provisions of the Option Plan, attached hereto as Appendix A.

General

The Option Plan will remain in effect for a period of ten years following adoption by stockholders. The Option Plan authorizes the issuance of up to 150,000 shares of Common Stock pursuant to grants of incentive and non-statutory stock options.

The Option Plan will be administered by a committee (the “Committee) appointed by the Board of Directors, which will include two or more disinterested directors of the Company who must be “non-employee directors,” as that term is defined under Rule 16(b) of the Securities Exchange Act of 1934. The Committee has full and exclusive power within the limitations set forth in the Option Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Option Plan’s purposes; and interpreting and otherwise construing the Option Plan.

Eligibility

Employees of the Company or its affiliates are eligible to receive option grants under the Option Plan. Directors who are not employees of the Company or its affiliates are not eligible to receive option grants.

Types of Awards

The Committee may determine the type and terms and conditions of stock option grants under the Option Plan. Option grants may be granted in a combination of incentive and non-statutory stock options, as follows.

Stock Options.  A stock option gives the recipient or “optionee” the right to purchase shares of Common Stock at a specified price for a specified period of time. The exercise price may not be less than the fair market value on the date the stock option is granted. Fair market value for purposes of the Option Plan means the final sales price of Common Stock as reported on the NASDAQ stock market on the date prior to the date on which the option is granted, or if the Common Stock was not traded on such date, then on the day prior to such date or on the next preceding day on which the Common Stock was traded. However, if the Common Stock is not reported on the NASDAQ stock market, fair market value will mean the average sale price of all shares of Common Stock sold during the 30-day period immediately preceding the date on which such stock option was granted, and if no shares of stock have been sold within such 30-day period, the average sale price of the last three sales of Common Stock sold during the 90-day period immediately preceding the date on which such stock option was granted. The Committee will determine the fair market value if it cannot be determined in the manner described above.

Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options. Shares of Common Stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise (i) either in cash or with stock of the Company that was owned by the participant for at least six months prior to delivery, or (ii) by reduction in the number of shares deliverable pursuant to the stock option, or (iii) subject to a “cashless exercise” through a third party.

Generally, options, except non-statutory stock options, granted under the Option Plan will be nontransferable except by will or in accordance with the laws of intestate succession. At the Committee’s sole discretion, non-statutory stock options may be transferred for valid estate planning purposes that are permitted by the Code and the Securities Exchange Act of 1934, as amended. The Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the Option Plan upon the participant’s death.

Change in Control.  Upon the occurrence of an event constituting a change in control of the Company as defined in the Option Plan, all incentive stock options will become fully vested.

Tax Consequences

The following are the material federal income tax consequences generally arising with respect to options granted under the Option Plan. The grant of an option will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an incentive stock option and the Company will receive no deduction when an incentive stock option is exercised. Upon exercising a non-statutory stock option, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise, and the Company will be entitled to a deduction for the same amount. The tax treatment for an optionee on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and whether such shares were acquired by exercising an incentive stock option or a non-statutory stock option. Generally, there will be no tax consequences to the Company in connection with the disposition of shares acquired pursuant to an option, except that the Company may be entitled to a deduction if shares acquired pursuant to an incentive stock option are sold before the required holding periods have been satisfied.

There are six executive officers and approximately 290 employees other then executive officers who are eligible to participate in the Option Plan. The amount of stock options to be granted to named executive officers or non-executive employees has not been determined at this time.

The approval of the Portec Rail Products, Inc. 2006 Stock Option Plan requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PORTEC RAIL PRODUCTS, INC. 2006 STOCK OPTION PLAN.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company’s executive office located at 900 Old Freeport Road, Pittsburgh, Pennsylvania 15238-8250, no later than January 2, 2007. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Securities Exchange Act of 1934.

MISCELLANEOUS

The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. Proxies also may be solicited personally or by mail, telephone or telegraph by the Company’s directors, officers and employees, without additional compensation therefor. The Company also will request persons, firms and corporations holding shares in their names, or in the names of their nominees which are beneficially owned by others, to send proxy materials to and to obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005 WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO JOHN PESARSICK, PORTEC RAIL PRODUCTS, INC., 900 OLD FREEPORT ROAD, PITTSBURGH, PENNSYLVANIA 15238-8250, OR CALL THE COMPANY AT (412) 782-6000.

BY ORDER OF THE BOARD OF DIRECTORS

Kirby J. Taylor
Corporate Secretary

Pittsburgh, Pennsylvania
May 8, 2006

Appendix A

PORTEC RAIL PRODUCTS, INC.

2006 STOCK OPTION PLAN

1.	Purpose

The purpose of the Portec Rail Products, Inc. 2006 Stock Option Plan (the “Plan”) is to advance the interests of Portec Rail Products, Inc. (the “Company”) and its stockholders by providing Key Employees of the Company and its Affiliates, upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its Affiliates largely depends, with an additional incentive to perform in a superior manner as well as to attract people of experience and ability.

2.	Definitions

“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Section 424(e) or 424(f), respectively, of the Code, or a successor to a parent corporation or subsidiary corporation.

“Award” means an Award of Non-Statutory Stock Options and Incentive Stock Options granted under the provisions of the Plan.

“Beneficiary” means the person or persons designated by a Participant to receive any benefits payable under the Plan in the event of such Participant’s death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Participant’s surviving spouse, if any, or if none, his/her estate.

“Board” or “Board of Directors” means the board of directors of the Company, unless otherwise noted herein.

“Cause” means personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or a final cease-and-desist order, any of which results in a material loss to the Company or an Affiliate.

“Change in Control” a Change in Control shall be deemed to have occurred at such time as (a) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s outstanding securities, except for any person disclosed in the Company’s proxy statement dated May 3, 2004 as the beneficial owner of 5% or more of the Company’s common stock (“Current 5% Owner”), as well as the heirs, devisees, beneficiaries, estates, successors, affiliates, legal representatives, or distributees of any such Current 5% Owner; or (b) individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company’s stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be considered, for purposes of this clause (b), as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, or sale of all or substantially all the assets of the Company or similar transaction in which the Company is not the surviving corporation occurs; or (d) a proxy statement is distributed soliciting proxies from stockholders of the Company, by someone other than the then current Board of Directors of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company, or a similar transaction with one or more corporations, as a result of which the stockholders of the Company approve such plan and subsequently exchange or convert their outstanding shares of common stock of the Company into cash or property or securities not issued by the Company; or (e) a tender offer is made for 50% or more of the voting securities of the Company and the shareholders owning beneficially or of record 50% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror, except for any voting securities purchased pursuant to a tender offer by a Current 5% Owner, or the heirs, devisees, beneficiaries, estates, successors, affiliates, legal representatives, or distributees of any such Current 5% Owner.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee consisting of either (i) at least two Non-Employee Directors of the Company, or (ii) the entire Board of the Company.

“Common Stock” means shares of the common stock of the Company, par value $1.00 per share.

“Company” means Portec Rail Products, Inc. or a successor corporation.

“Continuous Service” means employment as a Key Employee without any interruption or termination of such employment. Continuous Service shall also mean a continuation as a member of the Board of Directors following a cessation of employment as a Key Employee. In the case of a Key Employee, employment shall not be considered interrupted in the case of sick leave, military leave or any other approved leave of absence or in the case of transfers between payroll locations of the Company, its subsidiaries or its successor.

“Date of Grant” means the actual date on which an Award is granted by the Committee.

“Director” means a member of the Board.

“Disability” means a condition where an individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. An individual shall not be considered to be disabled for purposes of this Plan unless he furnishes proof of the existence thereof.

“Effective Date” means the date of, or a date determined by the Board of Directors following, approval of the Plan by the Company’s stockholders.

“Fair Market Value” means, when used in connection with the Common Stock on a certain date, the reported closing price of the Common Stock as reported on the Nasdaq stock market (as published in The Wall Street Journal, if published) on the day prior to such date, or if the Common Stock was not traded on the day prior to such date then, on the next preceding day on which the Common Stock was traded; provided, however, that if the Common Stock is not reported on the Nasdaq stock market, Fair Market Value shall mean the average sale price of all shares of Common Stock sold during the 30-day period immediately preceding the date on which such stock option was granted, and if no shares of stock have been sold within such 30-day period, the average sale price of the last three sales of Common Stock sold during the 90-day period immediately preceding the date on which such stock option was granted. In the event Fair Market Value cannot be determined in the manner described above, then Fair Market Value shall be determined by the Committee. The Committee is authorized, but is not required, to obtain an independent appraisal to determine the Fair Market Value of the Common Stock.

“Incentive Stock Option” means an Option granted by the Committee to a Key Employee, which Option is designated as an Incentive Stock Option pursuant to Section 9.

“Key Employee” means any person who is currently employed by the Company or an Affiliate who is chosen by the Committee to participate in the Plan.

“Non-Employee Director” means, for purposes of the Plan, a Director who (a) is not employed by the Company or an Affiliate; (b) does not receive compensation directly or indirectly as a consultant (or in any other capacity than as a Director) greater than $60,000; (c) does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K; or (d) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

“Non-Statutory Stock Option” means an Option granted by the Committee to a Participant and such Option is either (a) not designated by the Committee as an Incentive Stock Option, or (b) fails to satisfy the requirements of an Incentive Stock Option as set forth in Section 422 of the Code and the regulations thereunder.

“Option” means an Award granted under Section 8 or Section 9.

“Participant” means a Key Employee of the Company or its Affiliates who receives or has received an Award under the Plan.

“Termination for Cause” means the termination of employment caused by the individual’s personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses), or a final cease-and-desist order, any of which results in material loss to the Company or one of its Affiliates.

3.	Administration of the Plan

(a) Role of the Committee.  The Plan shall be administered by the Committee. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted hereunder shall be final and binding. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules and procedures as it deems appropriate for the conduct of its affairs. The Committee shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year.

(b) Role of the Board.  The members of the Committee shall be appointed or approved by, and will serve at the pleasure of, the Board of Directors of the Company. The Board may in its discretion from time to time remove members from, or add members to, the Committee. The Board shall have all of the powers allocated to it in the Plan, may take any action under or with respect to the Plan that the Committee is authorized to take, and may reverse or override any action taken or decision made by the Committee under or with respect to the Plan.

(c) Plan Administration Restrictions.  All transactions involving a grant, award or other acquisitions from the Company shall:

(i) be approved by the Company’s full Board or by the Committee;

(ii) be approved, or ratified, in compliance with Section 14 of the Exchange Act, by either: the affirmative vote of the holders of a majority of the shares present, or represented and entitled to vote at a meeting duly held in accordance with the laws under which the Company is incorporated; or the written consent of the holders of a majority of the securities of the issuer entitled to vote, provided that such ratification occurs no later than the date of the next annual meeting of stockholders; or

(iii) result in the acquisition of Common Stock that is held by the Recipient for a period of six months following the date of such acquisition.

(d) Limitation on Liability.  No member of the Board or the Committee shall be liable for any determination made in good faith with respect to the Plan or any Awards granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan or the Company shall indemnify such member against expense (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful.

Notwithstanding anything herein to the contrary, and subject to any adjustment that may be made pursuant to Section 15 hereof, once an Option has been awarded at Fair Market Value, the Committee shall not have authority to reprice such Option so that the exercise price of the Option shall be less than the exercise price on the Date of Grant.

4.	Types of Awards

Awards under the Plan may be granted in any one or a combination of: (a) Incentive Stock Options; and (b) Non-Statutory Stock Options.

5.	Stock Subject to the Plan

Subject to adjustment as provided in Section 15, the maximum number of shares reserved for issuance under the Plan is 150,000 shares. Shares issued under the Plan may be issued by the Company from authorized but unissued shares, treasury shares, or acquired by the Company in open market purchases. The maximum number of Options that may be awarded to a Key Employee is 45,000 shares. The maximum number of shares that may be awarded pursuant to the exercise of Incentive Stock Options is 150,000 shares. To the extent that Options granted under the Plan are exercised, the shares covered will be unavailable for future grants under the Plan; to the extent that Options granted under the Plan terminate, expire or are forfeited without having been exercised, shares under such Options shall be available for subsequent Awards under this Plan.

Any shares that are issued by the Company, and any Awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an affiliate thereof, or in substitution for, outstanding Awards previously granted by an acquired company, shall not be counted against the shares available for issuance under the Plan.

6.	Eligibility

Key Employees of the Company and its Affiliates shall be eligible to receive Incentive Stock Options and Non-Statutory Stock Options under the Plan.

7.	General Terms and Conditions of Options

The Committee shall have full and complete authority and discretion except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise Price of any Option, which shall not be less than the Fair Market Value per share on the Date of Grant, (ii) the number of shares of Common Stock subject to, and the expiration date of, any Option, which expiration date shall not exceed ten years from the Date of Grant, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option, and (iv) the restrictions, if any, to be placed upon such Option or upon shares of Common Stock which may be issued upon exercise of such Option. No awards shall vest at a rate in excess of 20% per year beginning one year from the Date of Grant.

8.	Non-Statutory Stock Options

The Committee may, from time to time, grant Non-Statutory Stock Options to eligible Key Employees. Non-Statutory Stock Options granted under the Plan, including Non-Statutory Stock Options granted in exchange for and upon surrender of previously granted Awards, are subject to the terms and conditions set forth in this Section.

(a) Option Agreement.  Each Option shall be evidenced by a written option agreement between the Company and the Participant specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions that are not inconsistent with the terms of the Plan.

(b) Price.  The purchase price per share of Common Stock deliverable upon the exercise of each Non-Statutory Stock Option shall be the Fair Market Value of the Common Stock of the Company on the Date of Grant. Shares may be purchased only upon full payment of the purchase price in one or more of the manners set forth in Section 11 hereof, as determined by the Committee.

(c) Vesting.  Subject to Section 7 hereof, a Non-Statutory Stock Option granted under the Plan shall vest in a Participant at the rate or rates determined by the Committee. No Options shall become vested in a Participant unless the Participant maintains Continuous Service until the vesting date of such Option, except as set forth herein. The Committee may accelerate the time at which any Non-Statutory Stock Option may be exercised in whole or in part.

(d) Exercise of Options.  A vested Option may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Company, or his/her designee. Such notice shall be irrevocable and must be accompanied by full payment of the purchase price in cash or shares of Common Stock at the Fair Market Value of such shares, determined on the exercise date in the manner described in

Section 2 hereof. If previously acquired shares of Common Stock are tendered in payment of all or part of the exercise price, the value of such shares shall be determined as of the date of such exercise.

(e) Amount of Awards.  Subject to Section 7 hereof, Non-Statutory Stock Options may be granted to any Key Employee in such amounts as determined by the Committee. In granting Non-Statutory Stock Options, the Committee shall consider such factors as it deems relevant, which factors may include, among others, the position and responsibility of the Key Employee, the length and value of his/her service to the Company or the Affiliate, the compensation paid to the Key Employee, and the Committee’s evaluation of the performance of the Company or the Affiliate, according to measurements that may include, among others, key financial ratios, level of classified assets and independent audit findings.

(f) Term of Options.  Unless the Committee determines otherwise, the term during which Non-Statutory Stock Options may be exercised shall not exceed ten years from the Date of Grant. In no event shall a Non-Statutory Stock Option be exercisable in whole or in part more than ten years from the Date of Grant.

(g) Termination of Continuous Service.  Upon the termination of a Key Employee’s Continuous Service, for any reason other than death, Disability, Termination for Cause, termination following a Change in Control (other than for Cause following a Change in Control), the Participant’s Non-Statutory Stock Options shall be exercisable only as to those shares that were vested on the date of termination and only for one year following termination. In the event of Termination for Cause, all rights under a Participant’s Non-Statutory Stock Options shall expire upon termination. In the event of the Participant’s termination of Continuous Service due to death, Disability, or following a Change in Control, all Non-Statutory Stock Options held by the Participant, whether or not vested at such time, shall vest and become exercisable by the Participant or his/her legal representative or beneficiaries for one year following the date of such termination, death or cessation of employment, provided that in no event shall the period extend beyond the expiration of the Non-Statutory Stock Option term.

(h) Transferability.  In the discretion of the Board, all or any Non-Statutory Stock Options granted hereunder may be transferable by the Participant once the Option has vested in the Participant, provided, however, that the Board may limit the transferability of such Option or Options to a designated class or classes of persons.

9.	Incentive Stock Options

The Committee may, from time to time, grant Incentive Stock Options to Key Employees. The total number of Incentive Stock Options granted pursuant to the Plan shall be up to 150,000 and shall be subject to the following terms and conditions:

(a) Option Agreement.  Each Option shall be evidenced by a written option agreement between the Company and the Key Employee specifying the number of shares of Common Stock that may be acquired through its exercise and containing such other terms and conditions that are consistent with the terms of the Plan.

(b) Price.  Subject to Section 15 hereof and Section 422 of the Code, the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Company’s Common Stock on the date the Incentive Stock Option is granted. However, if a Key Employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliates (or under Section 424(d) of the Code is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliates by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Key Employee, or by or for any corporation, partnership, estate or trust of which such Key Employee is a stockholder, partner or Beneficiary), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Company’s Common Stock on the date the Incentive Stock Option is granted. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Company at the Fair Market Value of such shares determined on the exercise date.

(c) Vesting.  Subject to Section 7 hereof, Incentive Stock Options awarded to Key Employees shall vest at the rate or rates determined by the Committee. No Incentive Stock Option shall become vested in a Participant unless the Participant maintains Continuous Service until the vesting date of such Option, except as set forth herein.

(d) Exercise of Options.  Vested Options may be exercised from time to time, in whole or in part, by delivering a written notice of exercise to the President or Chief Executive Officer of the Company, or his/her designee. Such notice is irrevocable and must be accompanied by full payment of the exercise price in cash or shares of Common Stock at the Fair Market Value of such shares determined on the exercise date.

The Options comprising each installment may be exercised in whole or in part at any time after such installment becomes vested, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. To the extent required by Section 422 of the Code, the aggregate Fair Market Value (determined at the time the Option is granted) of the Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and its Affiliates) shall not exceed $100,000.

The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part, provided that it is consistent with the terms of Section 422 of the Code. Notwithstanding the above, in the event of a Change in Control of the Company, all Incentive Stock Options that have been awarded shall become immediately exercisable, provided, however, that if the aggregate Fair Market Value (determined at the time the Option is granted) of Common Stock for which Options are exercisable as a result of a Change in Control, together with the aggregate Fair Market Value (determined at the time the Option is granted) of all other Common Stock for which Incentive Stock Options become exercisable during such year, exceeds $100,000, then the first $100,000 of Incentive Stock Options (determined as of the Date of Grant) shall be exercisable as Incentive Stock Options and any excess shall be exercisable as Non-Statutory Stock Options (but shall remain subject to the provisions of this Section to the extent permitted).

(e) Amounts of Awards.  Subject to Section 7 hereof, Incentive Stock Options may be granted to any eligible Key Employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. In granting Incentive Stock Options, the Committee shall consider such factors as it deems relevant, which factors may include, among others, the position and responsibilities of the Key Employee, the length and value of his/her service to the Company, or the Affiliate, the compensation paid to the Key Employee and the Committee’s evaluation of the performance of the Company, or the Affiliate, according to measurements that may include, among others, key financial ratios, levels of classified assets, and independent audit findings. The provisions of this subsection (e) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder.

(f) Terms of Options.  The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, provided, however, in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If any Key Employee, at the time an Incentive Stock Option is granted to him, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliate (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Key Employee, or by or for any corporation, partnership, estate or trust of which such Key Employee is a stockholder, partner or Beneficiary), the Incentive Stock Option granted to him shall not be exercisable after the expiration of five years from the Date of Grant.

(g) Termination of Continuous Service.  Upon the termination of a Key Employee’s Continuous Service for any reason other than death, Disability, Termination for Cause or termination following a Change in Control (other than for Cause following a Change in Control) the Key Employee’s Incentive Stock Options shall be exercisable only as to those shares that were vested by such Key Employee at the date of termination for a period of three months following termination. Upon termination of a Key Employee’s Continuous Service due to death or Disability or following a Change in Control, all Incentive Options held by a Key Employee, whether or not vested at such time, shall vest and become exercisable by the Participant or his/her legal representative or beneficiaries for one year following the date of such termination, death or cessation of Continuous Service, provided that in no event shall the period extend beyond the expiration of the Stock Option term, and provided, further, that, except in the event of death or Disability, such Option shall not be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three months following termination. In the event of Termination for Cause, all rights under the Incentive Stock Options shall expire upon termination.

In order to obtain Incentive Stock Option treatment for Options exercised by heirs or devisees of an Optionee, the Optionee’s death must have occurred while employed or within three months of termination of Continuous Service.

(h) Transferability.  No Incentive Stock Option granted under the Plan is transferable except by will or the laws of descent and distribution and is exercisable during his/her lifetime only by the Key Employee to which it is granted.

(i) Compliance with Code.  The options granted under this Section are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code, but the Company makes no warranty as to the qualification of any Option as an Incentive Stock Option within the meaning of Section 422 of the Code. If an Option granted hereunder fails for whatever reason to comply with the provisions of Section 422 of the Code, and such failure is not or cannot be cured, such Option shall be a Non-Statutory Stock Option.

10.	Surrender of Option

In the event of a Participant’s termination of employment as a result of death or Disability, the Participant (or his/her personal representative(s), heir(s), or devisee(s)) may, in a form acceptable to the Committee, make application to surrender all or part of the Options held by such Participant in exchange for a cash payment from the Company of an amount equal to the difference between the Fair Market Value of the Common Stock on the date of termination of employment and the exercise price per share of the Option. Whether the Company accepts such application or determines to make payment, in whole or part, is within its absolute and sole discretion, it being expressly understood that the Company is under no obligation to any Participant whatsoever to make such payments. In the event that the Company accepts such application and determines to make payment, such payment shall be in lieu of the exercise of the underlying Option and such Option shall cease to be exercisable.

11.	Alternate Option Payment Mechanism

The Committee has sole discretion to determine what form of payment it will accept for the exercise of an Option. The Committee may indicate acceptable forms in the agreement with the Participant covering such Options or may reserve its decision to the time of exercise. No Option is to be considered exercised until payment in full is accepted by the Committee or its agent.

(a) Cash Payment.  The exercise price may be paid in cash or by certified check. To the extent permitted by law, the Committee may permit all or a portion of the exercise price of an Option to be paid through borrowed funds.

(b) Cashless Exercise.  Subject to vesting requirements, if applicable, a Participant may engage in a “cashless exercise” of the Option. Upon a cashless exercise, the Participant shall give the Company written notice of the exercise of the Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Common Stock subject to the Option and to deliver enough of the proceeds to the Company to pay the Option exercise price and any applicable withholding taxes. If the Participant does not sell the Common Stock subject to the Option through a registered broker-dealer or equivalent third party, the Participant may give the Company written notice of the exercise of the Option and the third party purchaser of the Common Stock subject to the Option shall pay the Option exercise price plus applicable withholding taxes to the Company.

(c) Exchange of Common Stock.  The Committee may permit payment of the Option exercise price by the tendering (or constructively tendering) of previously acquired shares of Common Stock. All shares of Common Stock tendered in payment of the exercise price of an Option shall be valued at the Fair Market Value of the Common Stock. No tendered shares of Common Stock which were acquired by the Participant upon the previous exercise of an Option or as awards under a stock award plan (such as a Recognition and Retention Plan) shall be accepted for exchange unless the Participant has held such shares (without restrictions imposed by said plan or award) for at least six months prior to the exchange.

12.	Rights of a Stockholder

A Participant shall have no rights as a stockholder with respect to any shares covered by a Non-Statutory and/or Incentive Stock Option until the date of issuance of a stock certificate for such shares. Nothing in the Plan or in any Award granted confers on any person any right to continue in the employ of the Company or its Affiliates, or interferes in any way with the right of the Company or its Affiliates to terminate his/her services as an officer or employee at any time.

13.	Agreement with Participants

Each Award of Options will be evidenced by a written agreement, executed by the Participant and the Company or its Affiliates that describes the conditions for receiving the Awards, including the date of Award, the purchase price, applicable periods, and any other terms and conditions as may be required by the Board or applicable securities laws.

14.	Designation of Beneficiary

A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Option to which he/she would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a Beneficiary, then his/her estate will be deemed to be the Beneficiary.

15.	Dilution and Other Adjustments

In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, pro rata return of capital to all stockholders, recapitalization, or any merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares, without receipt or payment of consideration by the Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

(a) adjustments in the aggregate number or kind of shares of Common Stock that may be awarded under the Plan;

(b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan; or

(c) adjustments in the purchase price of outstanding Incentive and/or Non-Statutory Stock Options.

No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award. With respect to Incentive Stock Options, no such adjustment shall be made if it would be deemed a “modification” of the Award under Section 424 of the Code.

16.	Effect of a Change in Control on Option Awards

In the event of a Change in Control, the Committee and the Board of Directors will take one or more of the following actions to be effective as of the date of such Change in Control:

(a) provide that such Options shall be assumed, or equivalent options shall be substituted (“Substitute Options”) by the acquiring or succeeding corporation (or an affiliate thereof), provided that: (1) any such Substitute Options exchanged for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, and (2) the shares of stock issuable upon the exercise of such Substitute Options shall be registered in accordance with the Securities Act of 1933, as amended (“1933 Act”) or such securities shall be exempt from such registration in accordance with Sections 3(a)(2) or 3(a)(5) of the 1933 Act, (collectively, “Registered Securities”), or in the alternative, and in the sole discretion of the Company, if the securities issuable upon the exercise of such Substitute Options shall not constitute Registered Securities, then the Participant will receive upon consummation of the Change in Control a cash payment for each Option surrendered equal to the difference between the (1) fair market value of the consideration to be received for each share of Common Stock in the Change in Control times the number of shares of Common Stock subject to such surrendered Options, and (2) the aggregate exercise price of all such surrendered Options; or

(b) in the event of a transaction under the terms of which the holders of Common Stock will receive upon consummation thereof a cash payment (the “Merger Price”) for each share of Common Stock exchanged in the Change in Control transaction, make or provide for a cash payment to the Participants equal to the difference between (1) the Merger Price times the number of shares of Common Stock subject to such Options held by each Participant (to the extent then exercisable at prices not in excess of the Merger Price), and (2) the aggregate exercise price of all such surrendered Options.

17.	Withholding

There may be deducted from each distribution of cash and/or Common Stock under the Plan the minimum amount of any federal or state taxes, including payroll taxes, that are applicable to such supplemental taxable income and that are required by any governmental authority to be withheld. Shares of Common Stock will be withheld where required from any distribution of Common Stock.

18.	Amendment of the Plan

The Board may at any time, and from time to time, modify or amend the Plan in any respect, or modify or amend an Award received by Key Employees; provided, however, that no such termination, modification or amendment may affect the rights of a Participant, without his/her consent, under an outstanding Award.

19.	Effective Date of Plan

The Plan shall become effective upon the date of approval of the Plan by the Company’s stockholders.

20.	Termination of the Plan

The right to grant Awards under the Plan will terminate upon the earlier of (i) 10 years after the Effective Date, or (ii) the date on which the exercise of Options equaling the maximum number of shares reserved under the Plan occurs. The Board may suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect his/her rights under a previously granted Award.

21.	Applicable Law

This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and will be construed and administered in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent that federal law shall apply.

REVOCABLE PROXY
PORTEC RAIL PRODUCTS, INC.
ANNUAL MEETING OF SHAREHOLDERS
June 8, 2006
     The undersigned hereby appoints Philip Todd Shell and Kirby J. Taylor with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Portec Rail Products, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders (“Annual Meeting”) to be held at the Radisson Hotel, 1001 Third Avenue, Huntington, West Virginia 25701 on June 8, 2006, at 10:00 a.m., local time. The proxy holders are authorized to cast all votes to which the undersigned is entitled as follows:

VOTE
		FOR	WITHHELD
1.	The election as directors of all nominees listed below each to serve for a one-year term.	☐	☐

Marshall T. Reynolds, John S. Cooper, Carl M. Callaway, Philip E. Cline, Daniel P. Harrington, A. Michael Perry, Douglas V. Reynolds, Neal W. Scaggs, Phillip Todd Shell, Kirby J. Taylor and Thomas W. Wright.

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.

Should a shareholder wish to cumulate their votes for the election of directors, they should indicate the director(s) for whom they wish to cumulate their vote for and the number of votes they wish to cast for the individual below. You may distribute your votes by multiplying the number of shares you own by the number of nominees up for election and then allocate your votes among the candidates you designate.

		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of BKD, LLP as independent auditors for the Company for the year ending December 31, 2006.	☐	☐	☐

3.	The approval of the Portec Rail Products, Inc. 2006 Stock Option Plan	☐	☐	☐
The Board of Directors recommends a vote “FOR” each of the listed proposals.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.
The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a Proxy Statement dated May 8, 2006 and the Company’s 2005 Annual Report.

Dated:	☐ Check Box if You Plan
to Attend Annual Meeting

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Please complete and date this proxy card and return it promptly in the enclosed postage-prepaid envelope.